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Filed Pursuant to Rule 424(b)(2)
Registration File No. 333-185253

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

1.350% Notes due 2017	$3,000,000,000	99.894%	$2,996,820,000	$408,766

2.700% Notes due 2022	$1,500,000,000	99.573%	$1,493,595,000	$203,726

4.000% Notes due 2032	$750,000,000	99.115%	$743,362,500	$101,395

4.250% Notes due 2042	$750,000,000	99.747%	$748,102,500	$102,041

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The total registration fee due for this offering is $815,928.

(2)
Paid herewith.

Prospectus Supplement
(To Prospectus dated December 4, 2012)

$6,000,000,000

$3,000,000,000 1.350% Senior Notes due 2017
$1,500,000,000 2.700% Senior Notes due 2022
$750,000,000 4.000% Senior Notes due 2032
$750,000,000 4.250% Senior Notes due 2042

        We are offering $3,000,000,000 of our 1.350% Senior Notes due 2017 (the "2017 notes"), $1,500,000,000 of our $2.700% Senior Notes due 2022 (the "2022 notes"), $750,000,000 of our 4.000% Senior Notes due 2032 (the "2032 notes") and $750,000,000 of our 4.250% Senior Notes due 2042 (the "2042 notes" and, together with the 2017 notes, the 2022 notes and the 2032 notes, the "notes").

        The 2017 notes will bear interest at a rate of 1.350% per annum, the 2022 notes will bear interest at a rate of 2.700% per annum, the 2032 notes will bear interest at a rate of 4.000% per annum and the 2042 notes will bear interest at a rate of 4.250% per annum. We will pay interest semi-annually on the notes on June 15 and December 15 of each year, beginning on June 15, 2013. Interest on the notes will accrue from December 11, 2012. The 2017 notes will mature on December 15, 2017, the 2022 notes will mature on December 15, 2022, the 2032 notes will mature on December 15, 2032 and the 2042 notes will mature on December 15, 2042.

        We may redeem some or all of the notes at any time or from time to time at the make-whole premium redemption prices set forth under the heading "Description of Notes—Optional Redemption" on page S-12 of this prospectus supplement.

        The notes will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness. There is no sinking fund for the notes. The notes are not and will not be listed on any securities exchange.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discounts	Proceeds to Intel Corporation (before expenses)(1)(2)
Per 2017 note	99.894%	0.225%
2017 notes total	$2,996,820,000	$6,750,000	$2,990,070,000
Per 2022 note	99.573%	0.375%
2022 notes total	$1,493,595,000	$5,625,000	$1,487,970,000
Per 2032 note	99.115%	0.600%
2032 notes total	$743,362,500	$4,500,000	$738,862,500
Per 2042 note	99.747%	0.750%
2042 notes total	$748,102,500	$5,625,000	$742,477,500

Total	$5,981,880,000	$22,500,000	$5,959,380,000

(1)
Plus accrued interest, if any, from December 11, 2012.

(2)
The underwriters have agreed to reimburse us for certain of our expenses. See "Underwriting" beginning on page S-25.

        The underwriters expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, on or about December 11, 2012.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Co-Managers

Credit Suisse	Morgan Stanley	Needham & Company	Wells Fargo Securities

December 4, 2012

        We have not, and the underwriters have not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise indicated or required by the context, as used in this prospectus supplement, the terms "we," "our," "us" and "Intel" refer to Intel Corporation and its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes. If the description of the debt securities we may offer in the accompanying prospectus is different from the description of this offering of the notes in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

        You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement before deciding whether to invest in the notes offered by this prospectus supplement.

        You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of our periodic reports, current reports and proxy statements may be obtained, free of charge, on our website at www.intc.com. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus supplement.

        This prospectus supplement is part of a registration statement that we filed with the SEC, using a "shelf" registration process under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Intel Corporation and the notes offered by this prospectus supplement, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above or may be obtained at the SEC's website set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

S-ii

 INFORMATION INCORPORATED BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 23, 2012 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2012);

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 29, 2012, filed with the SEC on May 4, 2012, August 1, 2012 and October 31, 2012, respectively; and

  •
  Our Current Reports on Form 8-K, filed with the SEC on January 20, 2012, May 22, 2012, November 19, 2012 (with respect to Item 5.02) and December 4, 2012.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, including information furnished under items 2.02 or 7.01 of Form 8-K, or (ii) any Form SD, unless, in either case, otherwise specified in such current report, or in such form or in a particular prospectus supplement.

        Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC's internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them from our Investor Relations department, at the following address:

Investor Relations Manager
2200 Mission College Blvd.
M/S RNB4-131
Santa Clara, CA 95054
(800) 298-0146
 www.intc.com

S-iii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include all statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. Words such as "expects," "goals," "plans," "believes," "continues," "may," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements could be affected by the uncertainties and risk factors described throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Our actual results may differ materially, and these forward-looking statements do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that had not been completed as of the date of this prospectus supplement. Any of the following factors may impact our achievement of results:

  •
  changes in business and economic conditions;

  •
  revenue and pricing;

  •
  gross margin and costs;

  •
  pending legal or regulatory proceedings;

  •
  our effective tax rate;

  •
  expenses, particularly certain marketing and compensation expenses;

  •
  our goals and strategies;

  •
  new product introductions, and product defects and errata;

  •
  plans to cultivate new businesses;

  •
  R&D expenses;

  •
  divestitures, acquisitions, or similar transactions;

  •
  net gains (losses) from equity investments;

  •
  conditions in countries where we, our customers or suppliers operate;

  •
  interest and other, net;

  •
  capital spending;

  •
  depreciation;

  •
  charges, such as restructuring or asset impairment charges; and

  •
  other risks, uncertainties and assumptions included in our periodic reports and in other documents that we file with the SEC.

S-iv

        This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would affect our business. In light of these factors, the forward-looking events and circumstances discussed in this prospectus supplement or the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

        Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See "Where You Can Find More Information" above.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our consolidated condensed financial statements and the related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 29, 2012 and in the documents that we subsequently file with the SEC.

 Intel Corporation

        We design and manufacture advanced integrated digital technology platforms. A platform consists of a microprocessor and chipset, and may be enhanced by additional hardware, software, and services. We sell these platforms primarily to original equipment manufacturers, original design manufacturers, and industrial and communications equipment manufacturers in the computing and communications industries. Our platforms are used in a wide range of applications, such as PCs (including Ultrabook™ systems), data centers, tablets, smartphones, automobiles, automated factory systems, and medical devices. We also develop and sell software and services primarily focused on security and technology integration.

        We were incorporated in California in 1968 and reincorporated in Delaware in 1989. Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549, (408) 765-8080, and our Internet website address is www.intel.com. Information on or accessible through our Internet website is not a part of this prospectus supplement.

        Intel, the Intel logo, Intel Inside, Intel Atom, Celeron, Intel Centrino, Intel Core, Intel vPro, Intel Xeon, Itanium, and Pentium are trademarks of Intel Corporation in the U.S. and/or other countries. All other trademarks, trade names and service marks appearing in this prospectus supplement or the documents incorporated by reference herein are the property of their respective holders.

 The Offering

        The following summary contains basic information about the notes. It does not contain all the information that may be important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled "Description of Notes" and the section of the accompanying prospectus entitled "Description of Debt Securities."

Issuer	Intel Corporation
Notes Offered
$3,000,000,000 aggregate principal amount of 2017 notes,
$1,500,000,000 aggregate principal amount of 2022 notes,
$750,000,000 aggregate principal amount of 2032 notes and
$750,000,000 aggregate principal amount of 2042 notes.
Maturity Dates	The 2017 notes mature on December 15, 2017, the 2022 notes mature on December 15, 2022, the 2032 notes mature on December 15, 2032 and the 2042 notes mature on December 15, 2042.
Interest Rates
The notes will bear interest from December 11, 2012 at the rate of 1.350% per annum, in the case of the 2017 notes, 2.700% per annum, in the case of the 2022 notes, 4.000% per annum, in the case of the 2032 notes and 4.250% per annum, in the case of the 2042 notes, payable semi-annually in arrears in each case.
Interest Payment Dates	June 15 and December 15 of each year, beginning on June 15, 2013.
Ranking	The notes are unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding.
Optional Redemption
We may redeem the notes, in whole or in part, at any time at the applicable make-whole premium redemption prices described under the heading "Description of Notes—Optional Redemption" in this prospectus supplement.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $5.96 billion, after deducting underwriting discounts from the aggregate public offering price of $5.98 billion. We intend to use the net proceeds from this offering for general corporate purposes and to repurchase shares of our common stock under our existing share repurchase authorization. See "Use of Proceeds."

Further Issuances	We may, without the consent of existing holders, create and issue additional notes of any series ranking equally with the notes of the corresponding series (other than the payment of interest accruing prior to the issue date of such additional notes or except, in some cases, for the first payment of interest following the issue date of such further notes). Such notes may be consolidated and form a single series with the notes of the corresponding series; provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.
Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.
Form of Notes
We will issue the notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company ("DTC"). Investors may elect to hold the interests in the global notes through any of DTC, the Euroclear System ("Euroclear"), or Clearstream Banking, S.A. ("Clearstream"), as described under "Description of Notes—Book-Entry, Delivery and Form; Global Notes" in this prospectus supplement.
Risk Factors
You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before investing in any of the notes offered hereby.
Governing Law	New York law will govern the indenture and the notes.

RISK FACTORS

        An investment in the notes involves certain risks. You should carefully consider the risk factors described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 29, 2012, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

        In addition to the risks relating to us described in our the reports described above and any subsequent filings, the following are additional risks relating to an investment in the notes.

The notes are structurally subordinated to the liabilities of our subsidiaries.

        The notes are our obligations exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

        The notes are our unsecured general obligations, ranking equally with other senior unsecured indebtedness. The indenture governing the notes permits us and our subsidiaries to incur additional debt, including secured debt. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and the previously issued notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

        The indenture for the notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our subsidiaries' ability to incur indebtedness, which could structurally rank senior to the notes;

  •
  limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness, or to engage in sale/leaseback transactions;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the notes;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes;

  •
  restrict our ability to repurchase or prepay our securities;

  •
  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes;

  •
  restrict our ability to enter into highly leveraged transactions; or

  •
  require us to repurchase the notes in the event of a change in control.

        As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

Changes in our credit ratings may adversely affect your investment in the notes.

        The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs.

There may not be active trading markets for the notes.

        There is no existing market for any series of the notes and we will not apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that trading markets for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the prices at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including:

  •
  time remaining to the maturity of the notes;

  •
  outstanding amount of the notes;

  •
  the terms related to optional redemption of the notes; and

  •
  the level, direction and volatility of market interest rates generally.

Redemption may adversely affect your return on the notes.

        We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $5.96 billion, after deducting underwriting discounts from the aggregate public offering price of $5.98 billion. We intend to use the net proceeds from this offering for general corporate purposes and to repurchase shares of our common stock under our existing share repurchase authorization.

CAPITALIZATION

        The following table sets forth our unaudited consolidated cash and cash equivalents, short-term investments, trading assets, other long-term investments and capitalization as of September 29, 2012. Our capitalization is presented:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect our issuance of $6.0 billion of notes offered hereby but does not reflect the application of any of the net proceeds of this offering described under "Use of Proceeds" above.

        You should read this table along with our consolidated financial statements and related notes and the other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 29, 2012
	Actual	As Adjusted
	(in millions)
	(unaudited)
Cash and cash equivalents	$3,520	$9,479
Short-term investments	2,483	2,483
Trading assets	4,462	4,462
Other long-term investments	469	469

Long term debt, including current maturities(1):
1.95% senior notes due 2016	$1,498	$1,498
3.30% senior notes due 2021	1,996	1,996
4.80% senior notes due 2041	1,489	1,489
3.25% 2009 junior subordinated convertible debentures due 2039	1,060	1,060
2.95% 2005 junior subordinated convertible debentures due 2035	929	929
5.30% 2007 Arizona bonds due 2037(2)	128	128
1.35% Notes due 2017 offered hereby	—	2,997
2.70% Notes due 2022 offered hereby	—	1,494
4.00% Notes due 2032 offered hereby	—	743
4.25% Notes due 2042 offered hereby	—	748

Total long-term debt	7,100	13,082
NVIDIA cross-license agreement liability(3)	870	870
Total debt capitalization	$7,970	$13,952

Stockholders' equity:
Preferred stock, $0.001 par value, 50 authorized, none outstanding, actual and as adjusted	—	—
Common stock, $0.001 par value, 10,000 shares authorized; 4,982 shares issued and outstanding, actual and as adjusted; and capital in excess of par value(4)	$19,278	$19,278
Accumulated other comprehensive income (loss)	(501)	(501)
Retained earnings	30,492	30,492

Total stockholders' equity	$49,269	$49,269
Total capitalization	$57,239	$63,221

(1)
The amounts for our convertible debentures exclude the amount allocated to equity upon issuance, and the amounts for the notes offered hereby reflect the aggregate public offering price of each series. The total principal amount for long-term debt, including current maturities, is $8,725 million as of September 29, 2012 and $14,725 million on an as adjusted basis.

(2)
These bonds were tendered and repaid in December 2012. In the future, we may re-market the bonds as either fixed-rate bonds for a specified period or as variable-rate bonds until their final maturity on December 1, 2037.

(3)
This amount relates to the liability recognized as a result of entering into a long-term patent cross-license agreement with NVIDIA Corporation. See Note 17 in the Notes to the consolidated financial statements in our Annual Report on Form 10-K for the period ended December 31, 2011.

(4)
Excludes (i) 224.9 million shares issuable upon the exercise of options outstanding as of September 29, 2012, having a weighted average exercise price of $20.16 per share under our 2006 Equity Incentive Plan, our 2004 Equity Incentive Plan, our 1997 Stock Option Plan and our 1984 Stock Option Plan, (ii) 112.6 million shares issuable upon vesting of unvested restricted stock units as of September 29, 2012, (iii) 484.0 million additional shares authorized for issuance under our stock plans (including 237.0 million shares available under our 2006 Stock Purchase Plan) and (iv) shares issuable upon conversion of our 2.95% junior subordinated convertible debentures due 2035, issued in 2005, and shares issuable upon conversion of our 3.25% junior subordinated convertible debentures due 2039, issued in 2009.

DESCRIPTION OF NOTES

        The following description of the particular terms of the notes offered by this prospectus supplement should be read in conjunction with the description of the general terms and provisions of the debt securities in the accompanying prospectus.

        We will issue the notes as separate series of debt securities as defined in the accompanying prospectus. The following description of the terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities under the heading "Description of Debt Securities" in the accompanying prospectus. The notes are to be issued under an indenture, dated as of March 29, 2006, between us and Citibank, N.A., as trustee, as supplemented by the first supplemental indenture, dated as of December 3, 2007, between us and Wells Fargo Bank, National Association, as successor trustee (the "base indenture") and a supplemental indenture to be dated as of the date the notes are issued (together with the base indenture, the "indenture"). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wherever particular provisions or defined terms of the indenture or form of note are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. You may request a copy of the indenture from us as set forth in "Information Incorporated by Reference" in this prospectus supplement. We urge you to read the indenture (including the form of senior note contained therein) because it, and not this description, defines your rights as a holder of the notes. For purposes of this description, references to the "Company," "we," "our" and "us" refer only to Intel Corporation and not to its subsidiaries.

General

        The notes will have the following basic terms:

  •
  the notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt obligations. As of September 29, 2012, we had $6.0 billion outstanding of such indebtedness;

  •
  the notes will effectively rank junior to all liabilities of our subsidiaries;

  •
  the 2017 notes initially will be limited to $3,000,000,000 aggregate principal amount (subject to our rights to issue additional notes as described under "—Further Issuances" below);

  •
  the 2022 notes initially will be limited to $1,500,000,000 aggregate principal amount (subject to our rights to issue additional notes as described under "—Further Issuances" below);

  •
  the 2032 notes initially will be limited to $750,000,000 aggregate principal amount (subject to our rights to issue additional notes as described under "—Further Issuances" below);

  •
  the 2042 notes initially will be limited to $750,000,000 aggregate principal amount (subject to our rights to issue additional notes as described under "—Further Issuances" below);

  •
  the 2017 notes will accrue interest at a rate of 1.350% per year;

  •
  the 2022 notes will accrue interest at a rate of 2.700% per year;

  •
  the 2032 notes will accrue interest at a rate of 4.000% per year;

  •
  the 2042 notes will accrue interest at a rate of 4.250% per year;

  •
  the 2017 notes will mature on December 15, 2017 unless redeemed prior to that date;

  •
  the 2022 notes will mature on December 15, 2022 unless redeemed prior to that date;

  •
  the 2032 notes will mature on December 15, 2032 unless redeemed prior to that date;

  •
  the 2042 notes will mature on December 15, 2042 unless redeemed prior to that date;

  •
  interest will accrue on the notes of each series from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of such notes), payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2013;

  •
  we may redeem the notes, in whole or in part, at any time at our option as described under "—Optional Redemption" below;

  •
  the notes of each series will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  the notes of each series will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company ("DTC"), but in certain circumstances may be represented by notes in definitive form (see "—Book-entry; Delivery and Form; Global Notes" below); and

  •
  the notes will be exchangeable and transferable at an office or agency maintained for such purposes (which initially will be the corporate trust office of the trustee).

        Interest on the notes will be paid to the person in whose name that note is registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

        If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" when used with respect to any note, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by us) are authorized or obligated by law or executive order to close.

        The notes will not be subject to any sinking fund.

        We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency we maintain for such purpose (which initially will be the corporate trust office of the trustee located at 707 Wilshire Blvd., 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Services). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by (1) check mailed directly to holders at their registered addresses or (2) upon request of any holder of at least $1 million principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See "—Book-Entry; Delivery and Form; Global Notes" below.

        A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption during a period of 15 days before the electronic delivery or mailing of a notice of redemption of notes to be redeemed.

        The registered holder of a note will be treated as the owner of that note for all purposes.

        All amounts of principal and of premium, if any, and interest on the notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us upon our request, and the holders of such notes will thereafter look solely to us for payment.

Ranking

        The notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our unsecured and unsubordinated obligations. However, the notes are structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

        As of September 29, 2012, we had approximately $8.0 billion of indebtedness. On an as-adjusted basis after giving effect to this offering of the notes, as of September 29, 2012, we would have had approximately $14.0 billion of indebtedness, none of which was secured and $2.0 billion of which was subordinated.

Optional Redemption

        We may redeem the notes of each series at our option at any time, either in whole or in part. If we elect to redeem the notes, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

  •
  100% of the aggregate principal amount of the notes to be redeemed; or

  •
  the sum, as determined by the Independent Investment Banker based on the Reference Treasury Dealer Quotations (as defined below), of the present values of the Remaining Scheduled Payments.

        In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 12.5 basis points for the 2017 notes, 20.0 basis points for the 2022 notes, 20.0 basis points for the 2032 notes and 25.0 basis points for the 2042 notes.

        Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the indenture.

        The following terms are relevant to the determination of the redemption price.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date.

        "Independent Investment Banker" means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

        "Reference Treasury Dealer" means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, and each of their respective successors; provided, however, that if either of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a "primary treasury dealer"), we will substitute another primary treasury dealer and (2) any other primary treasury dealers selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, we will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

        Notice of any redemption will be electronically delivered or mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. In the event that we choose to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Further Issuances

        We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes of a series having the same terms as, and ranking equally and ratably with, the applicable series of notes in all respects (except for the issue date, the offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.

Events of Default

        Each of the following is an "event of default" under the indenture for a series of notes:

  (1)
  a failure to pay principal of or premium, if any, on any note of such series, when due at its stated maturity date, upon optional redemption or otherwise;

  (2)
  a failure to pay interest on any note of such series, for 30 days after the date payment is due and payable;

  (3)
  a failure by us to comply with any covenant or agreement in the indenture for 90 days after written notice; and

  (4)
  the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

        If an event of default with respect to a series of notes occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series, may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on the applicable notes. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us, the principal of and accrued and unpaid interest, if any, on all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes. At any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of such series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to such notes, have been cured or waived as provided in the indenture. The holders of a majority in aggregate principal amount of the outstanding notes of such series also have the right to waive past defaults, other than the non-payment of principal of or premium or interest, if any, on any such outstanding note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the applicable notes.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such notes.

        No holder of any note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to such series of notes;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of such series have made written request, and offered indemnity satisfactory to the trustee, to institute the proceeding as trustee; and

  •
  the trustee has not instituted the proceeding, has not received from the holders of a majority in aggregate principal amount of the outstanding notes of such series a direction inconsistent with that request and has failed to institute the proceeding within the preceding 60 days.

        Notwithstanding the foregoing, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that note on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.

        The trustee will, within 90 days after any default occurs of which it has actual knowledge, give notice of the default to the holders of the notes of that series, unless the default has been already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such notes.

        We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

        We and the trustee may execute a supplemental indenture without the consent of the holders of the notes in order to:

  •
  cure ambiguities, omissions, defects or inconsistencies;

  •
  make any change that would provide any additional rights or benefits to the holders of the notes of a series;

  •
  provide for or add guarantors with respect to the notes of any series;

  •
  secure the notes of any series;

  •
  provide for uncertificated notes of any series in addition to or in place of certificated notes of the applicable series;

  •
  evidence and provide for the acceptance of appointment by a successor trustee;

  •
  provide for the assumption by our successor, if any, of our obligations to holders of any outstanding notes of any series in compliance with the provisions of the indenture;

  •
  maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  make any change that does not adversely affect the rights of any holder of notes.

        We may issue separate series of notes under the base indenture in the future without the consent of the holders of any other series and in such event may modify the indenture with respect to such separate series in accordance with its terms.

        Other amendments and modifications of the indenture or the notes may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of notes may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding notes of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding note affected:

  •
  reduce the principal amount, extend the fixed maturity, or alter or waive the redemption provisions of the notes;

  •
  impair the right of any holder of the notes to receive payment of principal of or premium or interest on the notes (including upon redemption) on and after the due dates for such principal, premium or interest;

  •
  change the currency in which principal, any premium or interest is paid;

  •
  reduce the percentage in principal amount outstanding of notes of any series which must consent to an amendment, supplement or waiver or consent to take any action;

  •
  impair the right to institute suit for the enforcement of any payment on the notes;

  •
  waive a payment default with respect to the notes or any future guarantor of a series of notes;

  •
  reduce the interest rate or extend the time for payment of interest on the notes; or

  •
  adversely affect the ranking of the notes of any series.

Same-Day Settlement and Payment

        The notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Notes

  General

        The notes will be issued in registered, global form, in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. Initially, the notes of each series will be represented by one or more permanent global certificates (the "global notes") (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds.

        The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of Cede & Co. (DTC's partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, as described below under "—Depositary Procedures."

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under "—Exchange of Book-Entry Notes for Certificated Notes."

        Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System ("Euroclear") and Clearstream Banking S.A. ("Clearstream"), which may change from time to time. DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly ("indirect participants").

  Depositary Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. We do not take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised us that it is a limited-purpose trust company created to hold securities for its participants, and to facilitate the clearance and settlement of transactions in those securities among DTC's participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC's records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC's participants and indirect participants.

        Pursuant to the procedures established by DTC:

  •
  upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global notes; and

  •
  ownership of such interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

        Investors in the global notes who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depositary for Clearstream Banking, S.A., operator of Clearstream. All interests in the global notes, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes.

        Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

  •
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the global notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

        Although DTC, Euroclear and Clearstream have agreed to the procedures described above to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Notes for Certificated Notes

        The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

  •
  DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary within 90 days; or

  •
  we notify the trustee in writing that we have elected to cause the issuance of certificated notes under the indenture.

        In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

  Payment and Paying Agents

        Payments on the global notes will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

        We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

        The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

  Notices

        Any notices required to be given to the holders of the notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

The Trustee

        The trustee's current address is 707 Wilshire Blvd., 17th Floor, Los Angeles, CA 90017. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

MATERIAL U. S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain material U.S. federal income tax considerations of the ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the "IRS") or the courts so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset by a beneficial owner who purchases the note on original issuance at the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

  •
  tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

  •
  tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  tax consequences to U.S. holders (as defined below) of notes whose "functional currency" is not the U.S. dollar;

  •
  tax consequences to investors in pass-through entities;

  •
  tax consequences to certain former citizens or residents of the United States;

  •
  alternative minimum tax consequences;

  •
  state, local or foreign tax consequences; and

  •
  estate or gift taxes.

        If a partnership for U.S. federal income tax purposes (or an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a person treated as a partner in that entity will generally depend upon the status of the partner. If you are treated as a partner in a partnership holding the notes for U.S. federal income tax purposes, you should consult your tax advisor.

        If you are considering the purchase of notes, you should consult your tax advisor concerning the U.S. federal income tax consequences to you in light of your specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

        In this discussion, we use the term "U.S. holder" to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        We use the term "non-U.S. holder" to describe a beneficial owner (other than an entity treated as a partnership for U.S. tax purposes) of notes that is not a U.S. holder. If you are a non-U.S. holder, you should consult your tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you in light of your particular facts and circumstances.

Consequences to U.S. holders

  Payment of interest

        It is anticipated, and this discussion assumes, that the notes will be issued without original issue discount for federal income tax purposes. In such case, interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with your usual method of accounting for tax purposes. If, however, the notes are issued for an amount less than the principal amount and the difference is more than a de minimis amount (as set forth in the Code), you will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

  Sale, exchange, redemption or other taxable disposition of notes

        You will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized (less any amount attributable to accrued interest which will be taxable as such) upon such sale, exchange, redemption or other taxable disposition and your tax basis in the note. Your tax basis in a note will generally be equal to the amount that you paid for the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, you are treated as holding the note for more than one year, such gain or loss will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. If you fall within certain categories of non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to tax at a reduced rate of taxation. Your ability to deduct capital losses may be limited

  Medicare tax

        For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). Net investment income generally includes interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you should consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

  Information reporting and backup withholding

        Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds from a sale of notes unless you are an exempt recipient. Backup withholding will apply to those payments if you fail to provide your correct taxpayer identification number, or certification of exempt status, or if you are notified by the IRS that you have failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Consequences to non-U.S. holders

  Payments of interest

        Subject to the discussion of backup withholding and legislation involving payments to certain foreign entities below, you will not be subject to U.S. federal withholding tax or income tax in respect of interest income on a note, provided that:

  •
  interest paid on the note is not effectively connected with your conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment);

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

  •
  you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

  •
  you are not a bank whose receipt of interest on a note is described in section 881(c)(3) (A) of the Code; and

  •
  (a) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or other applicable form)) or (b) you hold the notes through certain foreign intermediaries or certain foreign partnerships, and you and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations.

        Special certification rules will apply to you if you are a pass-through entity.

        If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S. If you are engaged in a trade or business in the U.S. and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although you will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, you will be subject to U.S. federal income tax on that interest on a net-income basis in the same manner as if you were a U.S. holder as described above. In addition, if you are a foreign corporation, such effectively connected income may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified under an applicable income tax treaty.

  Sale, certain redemptions, or other taxable dispositions of notes

        Subject to the discussion of backup withholding and legislation involving payments to certain foreign entities below, gain realized by you on the sale, certain redemptions or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the U.S. (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment); or

  •
  you are an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition and certain other conditions are met.

        If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition under regular graduated U.S. federal income tax rates. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on its net gain generally in the same manner as if you were a U.S. holder as described above and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits for that taxable year, or at such lower rate as may be specified by an applicable income tax treaty. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by U.S.-source capital losses, even though you are not considered a resident of the U.S.

  Medicare tax

        If you are a non-U.S. holder that is a foreign estate or trust, you may be subject to the Medicare tax described above under "—Consequences to U.S. holders—Medicare tax." You should consult your tax advisor regarding the applicability of the Medicare tax to any of your income or gains in respect of the notes.

  Information reporting and backup withholding

        Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to you. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under "—Payments of interest" has been received and the withholding agent does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient, or you otherwise establish an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

  Legislation involving payments to certain foreign entities

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on interest on, and gross proceeds from the sale or other disposition of, notes paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

        The IRS has issued administrative guidance providing that the withholding provisions described above will generally apply to payments of interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of notes on or after January 1, 2017. In addition, Proposed Treasury Regulations provide that this withholding tax would not apply to debt instruments issued before January 1, 2013 (and not materially modified after December 31, 2012), in which case these rules would not apply to the notes. The Proposed Treasury Regulations will not, however, be effective until issued in final form, and there can be no assurance as to when those final regulations will be issued or as to the particular form that they might take. Investors should consult their tax advisors regarding this legislation and the recently proposed regulations thereunder.

        You should consult your tax advisor as to particular tax consequences to you of holding and disposing of the notes, including the applicability and effect of any state, local or foreign tax laws, and of any pending or subsequent changes in applicable laws.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement between Intel Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named below, the underwriters have severally agreed to purchase, and Intel Corporation has agreed to sell to them, severally, the principal amount of notes of each series set forth opposite its name below:

Underwriters	1.350% Notes due 2017	2.700% Notes due 2022	4.000% Notes due 2032	4.250% Notes due 2042
J.P. Morgan Securities LLC	$1,339,800,000	$669,900,000	$334,950,000	$334,950,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$1,339,800,000	$669,900,000	$334,950,000	$334,950,000
Credit Suisse Securities (USA) LLC	$80,100,000	$40,050,000	$20,025,000	$20,025,000
Morgan Stanley & Co. LLC	$80,100,000	$40,050,000	$20,025,000	$20,025,000
Needham & Company, LLC	$80,100,000	$40,050,000	$20,025,000	$20,025,000
Wells Fargo Securities, LLC	$80,100,000	$40,050,000	$20,025,000	$20,025,000

Total	$3,000,000,000	$1,500,000,000	$750,000,000	$750,000,000

        The underwriters are offering the notes subject to their receipt and acceptance of the notes from us, to their right to reject any order in whole or in part and to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

        The underwriters initially propose to offer part of the notes of each series directly to the public at the offering prices described on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer part of the 2017 notes to certain dealers at a price that represents a concession not in excess of 0.15% of the principal amount of the 2017 notes, part of the 2022 notes to certain dealers at a price that represents a concession not in excess of 0.25% of the principal amount of the 2022 notes, part of the 2032 notes to certain dealers at a price that represents a concession not in excess of 0.35% of the principal amount of the 2032 notes and part of the 2042 notes to certain dealers at a price that represents a concession not in excess of 0.45% of the principal amount of the 2042 notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.10% of the principal amount of the 2017 notes, 0.125% of the principal amount of the 2022 notes, 0.225% of the principal amount of the 2032 notes and 0.25% of the principal amount of the 2042 notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms.

        The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid By Us
Per 2017 note	0.225%
Per 2022 note	0.375%
Per 2032 note	0.600%
Per 2042 note	0.750%

Total	$22,500,000

        We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

        The notes are a new issue of securities with no established trading market. The company has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We estimate that our out-of-pocket expenses in connection with this offering, other than underwriting discounts, will be approximately $3.85 million. The underwriters have agreed to reimburse us for up to $3.75 million of our out of pocket expenses associated with the offering.

        We expect to deliver the notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. If any of the underwriters or their respective affiliates has a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters or their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue

(in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

        The validity of the notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters, including the validity of the notes, will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PROSPECTUS

INTEL CORPORATION

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS

        We or selling securityholders may, from time to time, offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on The Nasdaq Global Select Market® under the symbol "INTC."

        Investing in our securities involves a high degree of risk. See the "Risk Factors" section of our filings with the SEC and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 4, 2012

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We may sell any combination of the securities described in this prospectus, from time to time.

        The types of securities that we may offer and sell, from time to time, pursuant to this prospectus are:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock;

  •
  warrants;

  •
  depositary shares;

  •
  purchase contracts;

  •
  guarantees; and

  •
  units consisting of any of the securities listed above.

        Each time we sell securities pursuant to this prospectus, we will describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we will sell the securities;

  •
  any compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

 THE COMPANY

        We design and manufacture advanced integrated digital technology platforms. A platform consists of a microprocessor and chipset, and may be enhanced by additional hardware, software, and services. We sell these platforms primarily to original equipment manufacturers, original design manufacturers, and industrial and communications equipment manufacturers in the computing and communications industries. Our platforms are used in a wide range of applications, such as PCs (including Ultrabook™ systems), data centers, tablets, smartphones, automobiles, automated factory systems, and medical devices. We also develop and sell software and services primarily focused on security and technology integration.

        We were incorporated in California in 1968 and reincorporated in Delaware in 1989. Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549 and our telephone number is (408) 765-8080.

        When used in this prospectus, the terms "the Company," "Intel," "issuer," "we," "our," and "us" refer to Intel Corporation and its consolidated subsidiaries, unless otherwise specified.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

Nine months ended		Year ended
September 29, 2012	October 1, 2011	December 31, 2011	December 25, 2010	December 26, 2009	December 27, 2008	December 29, 2007
45x	87x	80x	90x	44x	51x	72x

        The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Our fixed charges consist of the portion of operating lease rental expense that is representative of the interest factor and interest expense on indebtedness.

DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general terms and provisions of the indenture under which the debt securities are to be issued, unless otherwise specified in a prospectus supplement. The particular terms of the debt securities to be sold by us will be set forth in a prospectus supplement relating to such debt securities. For purposes of this description of debt securities, references to "the Company," "Intel," "we," "our," and "us" refer only to Intel Corporation and not to its subsidiaries.

        The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under either an indenture dated as of March 29, 2006 between us and Wells Fargo Bank, National Association, as Successor Trustee to Citibank, N.A., that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted, from time to time, including the First Supplemental Indenture dated as of December 3, 2007 between us and Wells Fargo Bank, National Association, as Successor Trustee to Citibank, N.A. The following summary of certain provisions of that indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of that indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

        The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto: (i) the title and series of such debt securities, including CUSIP numbers; (ii) any limit upon the aggregate principal amount of such debt securities of such title or series; (iii) whether such debt securities will be in global or other form; (iv) the date(s) and method(s) by which principal and any premium on such debt securities is payable; (v) interest rate or rates (or method by which such rate will be determined), if any; (vi) the dates on which any such interest will be payable and the method of payment; (vii) whether and under what circumstances any additional amounts are payable with respect to such debt securities; (viii) the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security; (ix) the basis upon which interest on such debt securities shall be calculated, if other than that of a 360-day year of twelve 30-day months; (x) the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable; (xi) any redemption or sinking fund provisions; (xii) the denominations of such debt securities; (xiii) any rights of the holders of such debt securities to convert the debt securities into other securities or property; (xiv) the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars; (xv) the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods; (xvi) if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (xvii) any events of default or covenants in addition to or in lieu of those described herein and remedies therefor; (xviii) whether such debt securities will be subject to defeasance or covenant defeasance; (xix) the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants; (xx) any trustees other than Wells Fargo Bank, National Association, and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities; (xxi) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; and (xxii) any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

        Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

        The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under "—Consolidation, Merger and Sale of Assets." The Company's certificate of incorporation also contains other provisions which may prevent or limit a change of control. See "Description of Capital Stock" below.

Modification and Waiver

        The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such other amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things: (a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment thereof or, if such debt securities provide therefor, any right of repayment at the option of the holder; (b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting; (c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or (d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

        The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

        The indenture provides that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder; (2) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the Indenture; (3) to establish the form and terms of debt securities issued thereunder; (4) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee; (5) to cure any ambiguity, to correct or supplement any provision in the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture which shall not adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect; (6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture; (7) to add any additional events of default with respect to all or any series of debt securities; (8) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect; (9) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series; (10) to amend or supplement any provision contained in such indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding; or (11) to qualify such indenture under the Trust Indenture Act of 1939.

Events of Default

        Unless otherwise provided in any prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder: (a) default in the payment of principal (or premium, if any) or any additional amounts with respect to such principal or premium on any series of the debt securities outstanding under the indenture when due; (b) default in the payment of any interest or any additional amounts with respect to such interest on any series of the debt securities outstanding under the indenture when due, continued for 30 days; (c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series; (d) failure to perform any other covenant or warranty of the Company contained in such indenture or such debt securities continued for 90 days after written notice; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and (f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities. In case an event of default other than a default specified in clause (e) above shall occur and be continuing with respect to any series of such debt securities, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal of or premium, interest or additional amounts, if any, on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

        The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

        The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

        The indenture provides that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the successor person is a corporation organized under the laws of the United States and assumes the Company's obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

        Existence.    Except as permitted under "—Consolidation, Merger and Sale of Assets," the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if its board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.

        Calculation of Original Issue Discount.    The Company shall file with the trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount accrued on outstanding securities at the end of such year and any other specific information as may then be relevant under the Internal Revenue Code of 1986, as amended.

        Additional Covenants.    Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

        The terms and conditions, if any, upon which (i) the debt securities are redeemable at the option of the Company, (ii) the holder of debt securities may cause the Company to repurchase such debt securities or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement relating thereto.

Repurchases on the Open Market

        The Company or any affiliate of the Company may at any time or, from time to time, repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

        The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the applicable trustee for cancellation and the Company has paid all sums payable by it under the indenture or (ii) (A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture, and (C) the Company delivers to the applicable trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only the Company's obligations to compensate and indemnify the applicable trustee under the indenture shall survive. With respect to the foregoing clause (ii) only the Company's obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. Thereafter, only the Company's obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

        The indenture provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of "—Events of Default" with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the applicable trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to such trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) the holders of the debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and (E) the Company has delivered to the applicable trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with. Subsequent to a legal defeasance under clause (i) above, the Company's obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company's obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

Applicable Law

        The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

About the Trustee

        Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, National Association is the trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK

General

Common Stock

        Under Intel's third restated certificate of incorporation (the "certificate of incorporation"), Intel is authorized to issue up to ten billion shares of common stock. The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Intel. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Intel. The holders of common stock are entitled to receive dividends, if any, as and when declared, from time to time, by the board of directors of Intel out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of Intel, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Intel available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable. As of November 23, 2012, there were approximately 4,963 million shares of common stock issued and outstanding.

Preferred Stock

        Under the certificate of incorporation, Intel is authorized to issue up to 50 million shares of preferred stock. The preferred stock may be issued in one or more series, and the board of directors of Intel is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of October 19, 2012, there were no shares of preferred stock issued and outstanding.

No action by stockholder consent

        Intel's certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of Intel from being taken by the written consent of stockholders without a meeting. This provision may be altered, amended or repealed only if the holders of 66 2/3% or more of voting stock vote in favor of such action.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

  •
  through agents;

  •
  to or through underwriters;

  •
  through broker-dealers (acting as agent or principal);

  •
  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

  •
  through any other methods described in a prospectus supplement .

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on The Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Intel Corporation appearing in Intel Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC's public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. You should not assume that the information provided in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Intel SEC Filings (File No. 000-06217)	Period
Annual Report on Form 10-K (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2012)	Fiscal year ended December 31, 2011.
Quarterly Reports on Form 10-Q	Fiscal quarters ended March 31, 2012, June 30, 2012 and September 29, 2012.
Current Reports on Form 8-K	Filed on January 20, 2012, May 22, 2012, November 19, 2012 (with respect to Item 5.02) and December 4, 2012.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities under this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are only incorporating certain portions of our annual proxy statement for our 2012 annual meeting of stockholders as described above and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K, or (ii) any Form SD that, in either case, we may file with the SEC, unless otherwise specified in such current report, or in such form or in a particular prospectus supplement.

        You may obtain copies of any of these filings through Intel as described below, through the SEC or through the SEC's Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Intel Corporation
2200 Mission College Blvd., M/S RNB4-151
Santa Clara, CA 95054
Attn: Corporate Secretary
(800) 628-8686
www.intc.com

        THE INFORMATION CONTAINED ON OR ACCESSIBLE THROUGH OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

$6,000,000,000

Intel Corporation

$3,000,000,000 1.350% Senior Notes due 2017
$1,500,000,000 2.700% Senior Notes due 2022
$750,000,000 4.000% Senior Notes due 2032
$750,000,000 4.250% Senior Notes due 2042

Prospectus Supplement
December 4, 2012

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan

Co-Managers

Credit Suisse	Morgan Stanley	Needham & Company	Wells Fargo Securities